UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2008

Timberline Resources Corporation
(Exact Name of Registrant as Specified in Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

000-51549 (Commission File Number)	82-0291227 (IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur D’Alene, Idaho 83814

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (208) 664-4859

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Director; Compensatory Arrangement of Certain Officers

On January 1, 2008, pursuant to the Registrant’s bylaws, the Registrant’s Board of Directors appointed as a director to the Company Mr. James H. Moore.  Mr Moore has been appointed to the Registrant’s audit committee.

Mr. Moore (62) is Chief Financial Officer of Mines Management, Inc. and has over 30 years senior level experience in financial management within the mining sector. Prior to joining Mines Management, from 2002 to 2004, Mr. Moore was an independent mining consultant for Idaho General Mining Inc. From 1997 through 2003 he was the Vice President of Business Development for RAHCO International, Inc., a heavy mining equipment designer and manufacturer in Spokane, Washington. Prior to that time Mr. Moore was employed by Barrick Gold Corporation in Santiago, Chile as Vice President and Chief Financial Officer for its Latin American division. Other experience include service as Division Controller Mobil Oil, Energy Minerals Division, and Operations Controller for United Nuclear Corporation. Mr. Moore attended Stanford University and graduated from University of Utah with a B.S. in accounting.

Mr. Moore is not related by blood or marriage to any of the Company’s directors or executive officers or any persons nominated by the Company to become directors or executive officers.  In the last fiscal year, the Company has not engaged in any transaction in which Mr. Moore or a person related to Mr. Moore had a direct or indirect material interest.

Item 7.01.  Regulation FD

The Registrant issued a press release on December 28, 2007, announcing the appointment of Mr. Moore as a director to the Company.

Item 9.01.  Financial Statements and Exhibits

99.1

Press release dated December 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timberline Resources Corporation
(Registrant)

Dated: January 7, 2008	By: /s/ Randal Hardy
Randal Hardy Chief Executive Officer